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EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

Name of Corporation	Jurisdiction Of Incorporation or Organization	% of Voting Securities Held at December 31, 2006 (1)

Amcorp, Inc. ASC Holdings, Inc. Amalgamated Research, Inc.	Delaware Utah Idaho	100 100 100	% % %

Andrews County Holdings, Inc. Waste Control Specialists LLC Tecsafe LLC	Delaware Delaware Delaware	100 100 100	% % %

Kronos Worldwide, Inc. (2)	Delaware	59%

NL Industries, Inc. (2), (3), (5)	New Jersey	83%
CompX Group, Inc. (4)	Delaware	82%
CompX International Inc. (5)	Delaware	82%

Tremont LLC	Delaware	100%
TRECO L.L.C.	Nevada	100%
Basic Management, Inc.	Nevada	32%
Basic Land Company	Nevada	100%
Basic Management, Inc.	Nevada	32%
Basic Land Company (6)	Nevada	100%
The Landwell Company, L.P. (6)	Delaware	50%
The Landwell Company LP	Delaware	12%
TRE Holding Corporation	Delaware	100%
TRE Management Company	Delaware	100%
Tall Pines Insurance Company	Vermont	100%
Titanium Metals Corporation (2) - (7)	Delaware	31%

Valcor, Inc. Medite Corporation	Delaware Delaware	100 100	% %

Impex Realty Holding, Inc.	Delaware	100%

(1)	Held by the Registrant or the indicated subsidiary of the Registrant.

(2)
Subsidiaries of Kronos are incorporated by reference to Exhibit 21.1 of Kronos’ Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 333-100047). NL owns an additional 36% of Kronos directly and a subsidiary of TIMET owns an additional .1% of Kronos directly.

(3)
Subsidiaries of NL are incorporated by reference to Exhibit 21.1 of NL's Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 1-640). A subsidiary of TIMET owns an additional .5% of NL directly.

(4)	Titanium Metals Corporation (“TIMET”) owns the other 18% of CompX Group.

(5)
Subsidaires of CompX are incorporated by reference to Exhibit 21.1 of CompX's Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 1-13905).  NL and a subsidary of TIMET own an additional 2% and 3% respecitvely, of CompX International directly.

(6)	There are other wholly owned subsidiaries of Basic Management, Inc.
(7)	Subsidiaries of TIMET are incorporated by reference to Exhibit 21.1 of TIMET's Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 0-28538). The Registrant owns an additional 4% of TIMET directly.